Exhibit 5.1

L. Kay Chandler

(858) 550-6014

kchandler@cooley.com

July 11, 2011

Horizon Pharma, Inc.

1033 Skokie Boulevard, Suite 355

Northbrook, IL 60062

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Horizon Pharma, Inc., a Delaware corporation (the “Company”), of a Registration Statement (No. 333-168504) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering of up to 6,325,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001, including up to 825,000 shares that may be sold by the Company pursuant to the exercise of an over-allotment option.

In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Company’s Amended and Restated Certificate of Incorporation, as amended, its Bylaws and its forms of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to be effective upon the closing of the offering of the Shares in accordance with the Registration Statement and Prospectus, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ L. Kay Chandler
L. Kay Chandler

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM